Exhibit 99.1

FOR RELEASE: February 18, 2015

Berkeley Heights, NJ

February 18, 2015

Authentidate Names Ian C. Bonnet as

President and Chief Executive Officer

Ben Benjamin steps down as President, Chief Executive Officer and Director

Postpones 2015 Annual Meeting of Stockholders

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that its board of directors has appointed Ian Bonnet as president and chief executive officer and a director of the company. This leadership appointment is effective immediately and follows the resignation of Ben Benjamin as president and chief executive officer and as a director of the company.

“We are fortunate to have someone of Ian Bonnet’s caliber and experience to lead Authentidate forward,” said Charles C. Lucas, Chairman of the Board. “We are at a critical moment, and Ian has the leadership, business and communication skills to successfully implement our strategy and take advantage of the market opportunities ahead. He is a successful leader in the healthcare industry with a proven track record of execution which provides him a solid understanding of our products, markets, challenges and opportunities.”

Bonnet said, “I am honored and excited to lead Authentidate. I believe Authentidate has many opportunities ahead of it to build meaningful value for its customers and shareholders. I am truly excited to lead the Company through its current challenges to a strong and successful future.”

Ian Bonnet has twenty years of leadership and management experience in the healthcare industry spanning work with hospitals, health plans, technology companies, and government agencies. Most recently, Ian was Vice President Exchange Execution and ICD-10 Execution at Anthem (formerly WellPoint) from April 2010 to October 2014.

Speaking on behalf of the board, Lucas said, “We very much appreciate Ben’s efforts and his service to Authentidate. Ben has devoted himself to the Company‘s growth and well-being for many years, and we are grateful for all he has done for the Company and the support he will continue to provide. However, the market has continued to evolve, and the board believes that the job of our CEO now requires additional attributes to successfully execute on the company’s strategy. The board is confident that Ian Bonnet has the right operational and communication skills and leadership abilities to deliver improved execution and financial performance.”

In addition, the Company also announced that it is postponing its 2015 Annual Meeting of Stockholders, originally scheduled for February 26, 2015, in light of this executive management change. As the Company has named Mr. Bonnet to the board of directors and wishes to provide the Company’s stockholders with adequate time to consider this information, the Company will set a new date for the Annual Meeting and intends to file new proxy materials relating to the rescheduled Annual Meeting. Authentidate will announce the new meeting date and a new record date for the Annual Meeting prior to its mailing to stockholders of the new proxy materials.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Important Additional Information

Authentidate plans to file revised proxy materials with the SEC, in connection with its solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2015 PROXY STATEMENT WHEN IT IS AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AUTHENTIDATE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Authentidate’s revised 2015 Proxy Statement and any other documents filed by Authentidate with the SEC in connection with the 2015 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Authentidate’s website (www.authentidate.com) or by directing a request to Authentidate Holding Corp., Inc., 300 Connell Drive, 5th Floor, Berkeley Heights, N.J., 07922, Attention: Investor Relations.

Certain Participant Information

Authentidate, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Authentidate’s stockholders in connection with the 2015 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in Authentidate’s revised 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. Such information can also be found in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 29, 2014, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting Authentidate at the contact information set forth above. Certain executive officers and/or directors of Authentidate may have interests in the transaction that may differ from the interests of Authentidate’s stockholders generally. These interests will be described in the proxy statement for the Annual Meeting when it is filed with the SEC.

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.